Exhibit 10.55

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of November 27, 2006, by and between Nationwide Corporation, an Ohio corporation (“Seller”) and Nationwide Financial Services, Inc., a Delaware corporation (the “Company”).

WHEREAS, Seller desires to sell to the Company, and the Company desires to purchase from Seller, a number of shares of the Company’s Class B common stock, par value US$.01 per share (the “Shares”), equal to $200,000,000 as determined pursuant to the formula set forth below and subject to the terms, conditions, promises, representations and warranties set forth herein; and

WHEREAS, the Company and Seller desire to set forth herein the terms and conditions of their agreements and understandings.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1. Sale and Transfer of the Shares. Seller hereby sells, assigns, transfers, conveys and delivers the Shares to the Company.

2. Instruments of Conveyance and Transfer. On the Closing Date (as defined below) and subject to the delivery of the purchase price by the Company in accordance with Section 3, Seller shall deliver to the Company either (a) a stock certificate endorsed in blank or (b) a duly executed assignment separate from such certificate, in either case evidencing the transfer of the Shares, dated the date hereof, and in such form satisfactory to the Company as shall be effective to vest in the Company good and valid title to the Shares, free and clear of any option, call, contract, commitment, demand, lien, charge, security interest or encumbrance whatsoever. Seller shall at any time, and from time to time, after the date hereof, execute, acknowledge and deliver all further assignments, transfers, and any other such instruments of conveyance, upon the request of the Company, to confirm the sale of the Shares hereunder.

3. Number of Shares Delivered by Seller; Payment by the Company

(a)	Shares to be Delivered. The number of Shares to be delivered to the Company shall be equal to US$200,000,000 divided by the Five Day Average Price (as defined below).

i.

Five Day Average Price means the simple arithmetic average of the Daily Closing Price (as defined below) for the five (5) consecutive Trading Days (as defined below) commencing on the date of this Agreement, computed to two decimal places and rounded to the nearest whole Share.

ii.	Daily Closing Price, for a particular Trading Day, means the closing price of a share of the Company’s Class A common stock for such Trading Day as reported by the New York Stock Exchange.

iii.	Trading Day means any day on which the Company’s Class A common stock is purchased or sold on the New York Stock Exchange.

(b)

Payment. On the sixth business day following the date of execution hereof (the “Closing Date”) and subject to the delivery of the Shares and applicable instruments of conveyance and transfer by the Seller in accordance with Sections 1 and 2 of this Agreement, the Company shall transmit to Seller an aggregate purchase price of US$200,000,000, by wire transfer or book entry transfer of immediately available funds.

4. Representations and Warranties of Seller. Seller represents and warrants that:

(a) Seller has the full, absolute and entire power and legal right to execute, deliver and perform this Agreement.

(b) The execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on part of Seller and when duly and validly executed, will constitute a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) The Shares are owned of record and beneficially by Seller, free and clear of any option, call, contract, commitment, demand, lien, charge, security interest or encumbrance whatsoever.

(d) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate or conflict with Seller’s articles of incorporation, its code of regulations or similar organizational documents.

(e) Seller represents that it (i) is a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or an institutional “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act (“Regulation D”) and has such knowledge, sophistication and experience in financial and business matters as to be capable of evaluating independently the merits, risks and suitability of entering into this Agreement and the transactions contemplated hereby, (ii) is able to bear the risks attendant to the transactions contemplated hereby, and (iii) is dealing with the Company on a professional arm’s-length basis as defined in Regulation D.

5. Representations and Warranties of the Company. The Company represents and warrants that:

(a) The Company has the full, absolute and entire power and legal right to execute, deliver and perform this Agreement.

(b) The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on part of the Company and when duly and validly executed, will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate or conflict with the Company’s certificate of incorporation, its bylaws or similar organizational documents.

6. Seller Acknowledgments. Seller acknowledges that:

(a) Seller has not relied upon any representations (whether oral or written) with respect to the Company or the Shares other than as set forth in this Agreement.

(b) Seller has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company. Seller has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms of this transaction. Seller believes that it has received all the information it considers necessary or appropriate for deciding whether to sell the Shares.

(c) Seller acknowledges and agrees that it has had a full and complete opportunity to consult internal or external legal, tax and business advisors and has in fact consulted such advisors as it has deemed appropriate with respect to this agreement and any matters contemplated hereunder. Seller further acknowledges that it has not engaged or employed any broker or finder in connection with the transactions referred to herein and that the sale and purchase of the Shares has been privately negotiated by the Seller and the Company.

7. Company Acknowledgments. The Company acknowledges that:

(a) The Company acknowledges and agrees that it has had a full and complete opportunity to consult internal or external legal, tax and business advisors and has in fact consulted such advisors as it has deemed appropriate with respect to this agreement and any matters contemplated hereunder.

(b) The Company acknowledges that it has not engaged or employed any broker or finder in connection with the transactions referred to herein and that the sale and purchase of the Shares has been privately negotiated by the Company and the Seller.

8. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware.

9. Invalidity or Unenforceability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

10. Benefits and Burdens. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective estates, executors, administrators, legatees, heirs, and personal and legal representatives, successors and permitted assigns.

11. Change; Waiver. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party waiving its rights. The failure of either party at any time to insist upon, or any delay by either party at any time to insist upon, strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same condition, promise, agreement or understanding at a future time.

12. Entire Agreement. This Agreement sets forth all of the promises, agreement, conditions, understandings and covenants between the parties hereto with respect to the subject matter referred to herein, and there are no promises other than as set forth herein. Any and all prior agreements with respect to such subject matter are hereby revoked. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to such subject matter.

13. Headings. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

14. Counterparts. This Agreement may be executed in any number of counterparts, which may be by facsimile, all of which counterparts taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

NATIONWIDE FINANCIAL SERVICES, INC.

By:	/s/ Timothy G. Frommeyer
Name:	Timothy G. Frommeyer
Title:	Senior Vice President and Chief Financial Officer

SELLER:

NATIONWIDE CORPORATION

By:	/s/ Harry Hallowell
Name:	Harry Hallowell
Title:	Senior Vice President and Treasurer